HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Harrisburg | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST

ANNOUNCES SECOND QUARTER 2013 RESULTS

-  Consolidated Hotel RevPAR Improved 3.6% -

- Same Store Consolidated Portfolio-Wide Occupancy of 82.2% -

- Same Store Consolidated EBITDA Margins Expand to 42.0% -

Philadelphia, PA, July 30, 2013 -- Hersha Hospitality Trust (NYSE: HT, the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the second quarter ended June 30, 2013.

Second Quarter 2013 Financial Results

Adjusted Funds from Operations (“AFFO”) in the second quarter increased by $2.0 million to $28.7 million, compared to $26.7 million for the second quarter of 2012.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.14, in-line with the same quarter in 2012, due to a higher share count in 2013.  The Company’s weighted average diluted common shares and OP Units outstanding were approximately 208.1 million in the second quarter 2013, up from approximately 196.3 million in the comparable quarter in 2012.

Net income applicable to common shareholders was $14.3 million for the second quarter ended June 30, 2013, compared to net income applicable to common shareholders of $13.1 million for the comparable quarter in 2012.

“Our portfolio continues to post solid results, with strong occupancy, particularly in New York, and high absolute margins.  Year-to-date RevPAR growth of 8.0% within our same store consolidated portfolio remains industry leading.  Our year-over-year quarterly RevPAR growth was somewhat muted, however, as the Company faced tough comparables for transient travel in April as a result of the Easter holiday shift, a softer convention calendar in Boston and Philadelphia, as well as the impact from a slowdown in government travel due to sequestration in our Washington, D.C. metro market.” commented Mr. Jay H. Shah, the Company’s Chief Executive Officer.

Mr. Shah continued, “We continue to believe that we are extremely well-positioned to be outsized beneficiaries of the continuing economic recovery currently underway. We believe that Hersha’s young, urban focused, and newly refreshed portfolio will benefit from increased transient travel which is forecasted to be the U.S. lodging industry’s sustained driver of RevPAR growth in the near-term.  The Company will also benefit from its continued expansion in key gateway markets such as Miami and San Diego and the disposition of non-core assets.  Moving forward, the Company will continue to focus on disposition opportunities, both to unlock value

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from capital recycling within our portfolio and to continue to strategically transition Hersha as the leading urban focused hospitality REIT in the sector.”

Second Quarter 2013 Operating Results

For the quarter ended June 30, 2013, revenue per available room (“RevPAR”) at the Company's consolidated hotels, 57 hotels as of June 30, 2013 compared to 53 hotels as of June 30, 2012, was up 3.6% to $142.13 compared to $137.25 in the prior year period.  The Company’s average daily rate (“ADR”) at its consolidated hotels increased by 3.4% to $174.42, while occupancy at its consolidated hotels increased by 11 basis points to 81.5%.  Hotel EBITDA at the Company’s consolidated hotels grew approximately 9.9%, or $3.9 million, to $43.3 million for the quarter ended June 30, 2013 compared to the same period in 2012.  Hotel EBITDA margins were 40.9% in the second quarter 2013 compared to 41.5% in the same quarter 2012.  In addition to a different mix of hotels within the consolidated portfolio, EBITDA margins were impacted by startup and pre-opening expenses associated with the Hyatt Union Square, increased property taxes and insurance costs.

On a same-store basis (51 hotels),  RevPAR at the Company’s consolidated hotels for the quarter ended June 30, 2013 was up 3.7% to $142.24 compared to $137.19 in the prior year period.  ADR at the Company’s same-store consolidated hotels increased by 2.4% to $173.02, while occupancy at same-store consolidated hotels increased by 103 basis points to 82.2%.

Hotel EBITDA margins at the Company’s same-store consolidated hotels increased by 30 basis points to 42.0% in the second quarter 2013, and were also impacted by increased property taxes and insurance costs, which collectively reduced margins by approximately 55 basis points.

The Company’s top performing markets during the quarter based on RevPAR growth were the California-Arizona, the Connecticut-Rhode Island and the NY-NJ Metro markets with RevPAR growth of 11.4%, 9.8% and 8.7%, respectively.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 16 hotels as of June 30, 2013. For the second quarter 2013, the Company’s same-store New York City hotel portfolio (14 hotels) recorded a 5.8% increase in RevPAR to $208.40 as ADR increased 4.7% to $224.72, while occupancy increased 91 basis points to 92.7%.

The Manhattan hotel portfolio consisted of 13 hotels as of June 30, 2013. For the second quarter of 2013, the Company’s same-store Manhattan hotel portfolio (11 hotels) recorded a 2.9% increase in RevPAR to $219.02, as ADR increased 2.1% to $234.77, and occupancy increased 72 basis points to 93.3%.

Financing

As of June 30, 2013, the Company maintained significant financial flexibility with approximately $29.3 million of cash and cash equivalents and $183.8 million available on its $250 million senior unsecured revolving line of credit  As of June 30, 2013, 92.8% of the Company’s consolidated debt is fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt has a weighted average interest rate of approximately 4.85% and a weighted average life-to-maturity of approximately 4.0 years.

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In April 2013, the Company received the remaining balance of principal and accrued interest on the development loan for the Hyatt 48 Lex in the amount of $2.0 million.  With this transaction, the Company no longer possesses any development loan exposure.

In addition, in April 2013, the Company modified its $30 million loan for the Courtyard by Marriott Los Angeles, CA.  This modification included the option to advance an additional $5 million in principal, bears interest at a variable rate of one month LIBOR plus 3.00% and now matures in September 2017. Furthermore, during the second quarter, the Company repaid $7.9 million on its outstanding mortgage at the Residence Inn, Tysons Corner, VA.

Acquisitions

During the second quarter, the Company completed two acquisitions of high quality hotels attractively located in top gateway markets.  In May 2013, the Company closed on the 245-room Courtyard San Diego Downtown for a total purchase price of $71.0 million. The hotel, which recently completed a $6.4 million renovation of all guest rooms, is uniquely situated on the north side of the Gaslamp Quarter within close proximity to the city’s Central Business District, which encompasses approximately 11 million square feet of office space. Additionally, the San Diego market is a premier convention location, with the expansion of the San Diego Convention center in 2016 expected to further increase demand.

In June 2013, the Company acquired the 140-room Residence Inn Coconut Grove in Miami for $21.8 million. The Residence Inn Coconut Grove is located in a highly desirable commercial and residential neighborhood in Miami in close proximity to the Downtown Brickell office market and the University of Miami in Coral Cables.

Dispositions

The Company continued its efforts to recycle capital from its non-core portfolio into core, urban transient markets. The Company sold the Comfort Inn in Harrisburg, PA for $3.7 million in June 2013 and recognized a gain of $1 million from this transaction.  Additionally, the Company entered into a purchase and sale agreement to sell the Holiday Inn Express in Camp Springs, PA in May 2013 for an aggregate sale price of $8.5 million. A non-cash impairment charge of $3.7 million was recorded as a result of entering into the purchase and sale agreement. Results of operations for the Comfort Inn in Harrisburg, PA and the Holiday Inn Express in Camp Springs, MD have been reclassified to discontinued operations for the three-month and the six-month periods ended June 30, 2013 and 2012. The sale of this hotel is subject to customary closing conditions, including the completion of the buyer’s due diligence.  Accordingly, no assurance can be given that this sale will close on the terms summarized above or at all.

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Outlook for 2013

The Company is maintaining its range of operating expectations for 2013.  Based on management’s current outlook, the Company is re-issuing the following previously announced operating expectations for 2013:

Metric	2013 Expectation
Total consolidated RevPAR growth:	6.0% to 7.5%
Total consolidated Hotel EBITDA margins:	Improvement of 25 basis points to 50 basis points
Same-store consolidated RevPAR growth:	5.5% to 7.0%
Same-store consolidated Hotel EBITDA margin improvement:	Improvement of 25 basis points to 75 basis points

Dividend

For the second quarter 2013, the Company paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share.

The Company also paid a dividend of $0.06 per Common Share and per OP unit for the second quarter ended June 30, 2013.

Second Quarter 2013 Conference Call

Hersha will host a conference call to discuss the Company’s financial results at 9:00 AM Eastern time on Wednesday July 31, 2013. A live webcast of the conference call will be available online on the Company’s website at www.hersha.com. The conference call can be accessed by dialing (888) 510-1786 or (719) 457-2627 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Wednesday, July 31, 2013, through midnight Eastern Time on August 14, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants. The passcode for the call and the replay is 2575296. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality

Hersha Hospitality Trust (NYSE:  HT) is a self-advised real estate investment trust, which owns interests in 65 hotels totaling 9,616 rooms, primarily along the Northeast Corridor from Boston to Washington DC. The Company also owns hotels in Southern California, Northern California, Arizona and Miami, Florida. Hersha focuses on high quality upscale hotels in high barrier to entry markets. More information on the Company and its portfolio of hotels is available on Hersha's Web site at www.hersha.com.

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Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract, the Company’s ability to identify and complete the acquisition of hotel properties in new markets, the Company’s ability to enter into contracts for and complete the disposition of non-core assets, the Company’s ability to complete the hotel redevelopment projects, the Company’s ability to increase margins, including Hotel EBITDA margins, and the Company’s operating expectations for the full 2013 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed by the Company with the Securities and Exchange Commission and other documents filed by the Company with the Securities and Exchange Commission.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	June 30, 2013	December 31, 2012
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation, (including consolidation of variable interest entity assets of $86,515 and $86,657)	$1,672,120	$1,466,713
Investment in Unconsolidated Joint Ventures	14,365	16,007
Development Loans Receivable	-	28,425
Cash and Cash Equivalents	29,294	69,059
Escrow Deposits	33,394	26,792
Hotel Accounts Receivable, net of allowance for doubtful accounts of $19 and $365	13,974	11,538
Deferred Financing Costs, net of Accumulated Amortization of $5,945 and $4,841	9,098	8,695
Due from Related Parties	5,776	8,488
Intangible Assets, net of Accumulated Amortization of $3,119 and $2,413	8,251	8,698
Deposits on Hotel Acquisitions	16,486	37,750
Other Assets	21,304	25,514
Hotel Assets Held for Sale	8,193	-

Total Assets	$1,832,255	$1,707,679

Liabilities and Equity:
Line of Credit	$66,200	$-
Unsecured Term Loan	150,000	100,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including net Unamortized Premium (including consolidation of variable interest entity debt of $56,488 and $57,256)	649,680	641,160
Accounts Payable, Accrued Expenses and Other Liabilities	34,641	33,838
Dividends and Distributions Payable	15,949	15,621
Due to Related Parties	6,139	4,403

Total Liabilities	974,157	846,570

Redeemable Noncontrolling Interests - Common Units	$-	$15,321

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 shares Authorized, 7,600,000 Series B and C Shares Issued and Outstanding at June 30, 2013 and 7,000,000 Series A and B Shares Issued and Outstanding at December 31, 2012, with Liquidation Preferences of $25 per Share	76	70
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized, 202,667,646 and 198,672,356 Shares Issued and Outstanding at June 30, 2013 and December 31, 2012, respectively	2,027	1,986
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Income (Loss)	577	(1,786)
Additional Paid-in Capital	1,196,914	1,178,292
Distributions in Excess of Net Income	(370,709)	(348,734)
Total Shareholders' Equity	828,885	829,828

Noncontrolling Interests:
Noncontrolling Interests - Common Units	29,167	15,484
Noncontrolling Interests - Consolidated Variable Interest Entity	46	476
Total Noncontrolling Interests	29,213	15,960

Total Equity	858,098	845,788

Total Liabilities and Equity	$1,832,255	$1,707,679

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Hotel Operating Revenues	$106,092	$94,785	$182,095	$158,855
Interest Income from Development Loans	12	518	158	1,139
Other Revenue	60	52	94	114
Total Revenues	106,164	95,355	182,347	160,108

Operating Expenses:
Hotel Operating Expenses	55,765	50,130	103,442	89,849
Gain on Insurance Settlements	-	-	(403)	-
Hotel Ground Rent	266	214	494	408
Real Estate and Personal Property Taxes and Property Insurance	6,425	5,090	13,023	10,122
General and Administrative	3,260	3,074	5,868	6,109
Stock Based Compensation	2,439	2,266	4,827	4,399
Acquisition and Terminated Transaction Costs	773	124	776	1,082
Depreciation and Amortization	16,083	13,924	30,957	27,155
Gain on Hotel Acquisitions	(12,107)	-	(12,107)	-
Total Operating Expenses	72,904	74,822	146,877	139,124

Operating Income	33,260	20,533	35,470	20,984

Interest Income	469	346	925	452
Interest Expense	11,138	10,442	21,558	21,925
Other Expense	350	287	584	522
Loss on Debt Extinguishment	284	240	545	246
Income (Loss) before Income (Loss) from Unconsolidated Joint Ventures Investments, Income Taxes and Discontinued Operations	21,957	9,910	13,708	(1,257)

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	148	414	(248)	(316)
Loss from Remeasurement of Investment in Unconsolidated Joint Ventures	-	(224)	-	(224)
Income (Loss) from Unconsolidated Joint Venture Investments	148	190	(248)	(540)

Income (Loss) before Income Taxes	22,105	10,100	13,460	(1,797)

Income Tax Expense	(1,438)	-	(309)	-
Income (Loss) from Continuing Operations	20,667	10,100	13,151	(1,797)

Discontinued Operations
Gain on Disposition of Hotel Properties	1,043	6,949	1,043	11,452
Impairment of Asset Held for Sale	(3,723)	-	(3,723)	-
Income (Loss) from Discontinued Operations	98	340	(62)	(180)
(Loss) Income from Discontinued Operations	(2,582)	7,289	(2,742)	11,272

Net Income	18,085	17,389	10,409	9,475

(Income) Loss Allocated to Noncontrolling Interests	(210)	(796)	463	(55)
Preferred Distributions	(3,589)	(3,500)	(7,433)	(7,000)
Extinguishment of Issuance Costs Upon Redemption of Series A Preferred Stock	-	-	(2,250)	-

Net Income Applicable to Common Shareholders	$14,286	$13,093	$1,189	$2,420

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Earnings per Share:
BASIC
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.08	$0.03	$0.01	$(0.05)
(Loss) Income from Discontinued Operations	(0.01)	0.04	(0.01)	0.06

Net Income Applicable to Common Shareholders	$0.07	$0.07	$0.00	$0.01

DILUTED
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.08	$0.03	$0.01	$(0.05)
(Loss) Income from Discontinued Operations	(0.01)	0.04	(0.01)	0.06

Net Income Applicable to Common Shareholders	$0.07	$0.07	$0.00	$0.01

Weighted Average Common Shares Outstanding:
Basic	198,633,051	186,264,437	197,835,465	178,345,932
Diluted	201,201,337	189,011,990	201,083,900	178,345,932

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, noncontrolling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both

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FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net income applicable to common shares	$14,286	$13,093	$1,189	$2,420
Income (loss) allocated to noncontrolling interest	210	796	(463)	55
(Income) loss from unconsolidated joint ventures	(148)	(190)	248	540
Gain on hotel acquisition	(12,107)	-	(12,107)	-
Gain on disposition of hotel properties	(1,043)	(6,949)	(1,043)	(11,452)
Loss from impairment of depreciable assets	3,723	-	3,723	-
Depreciation and amortization	16,083	13,924	30,957	27,155
Depreciation and amortization from discontinued operations	204	187	426	456
FFO allocated to noncontrolling interests in consolidated joint ventures	-	(139)	-	-
Funds from consolidated hotel operations applicable to common shares and Partnership units	21,208	20,722	22,930	19,174

Income (loss) from unconsolidated joint venture investments	148	190	(248)	(540)
Loss from remeasurement of investment in unconsolidated joint ventures	-	224	-	224
Depreciation and amortization of purchase price in excess of historical cost	147	257	301	577
Interest in depreciation and amortization of unconsolidated joint ventures	1,718	2,043	2,594	2,704
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,013	2,714	2,647	2,965

Funds from Operations applicable to common shares and Partnership units	23,221	23,436	25,577	22,139

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	-	139	-	-
Non-cash extinguishment of issuance costs upon redemption of series A preferred stock	-	-	2,250	-
Non-cash income tax expense	1,438	-	309	-
Non-cash stock compensation expense	2,439	2,266	4,827	4,399
Acquisition and terminated transaction costs	773	124	776	1,082
Amortization of deferred financing costs	761	484	1,377	1,501
Amortization of discounts and premiums	(211)	(35)	(420)	(3)
Deferred financing costs written off in debt extinguishment	284	240	545	246
Straight-line amortization of ground lease expense	1	2	2	36
Real estate taxes expense related to reassessment of prior period assessment	-	-	434	-

Adjusted Funds from Operations	$28,706	$26,656	$35,677	$29,400

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.14	$0.14	$0.17	$0.16

Diluted Weighted Average Common Shares and Units Outstanding	208,145,833	196,269,594	208,106,138	188,349,152

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
		Three Months Ended				Six Months Ended
		June 30, 2013		June 30, 2012		June 30, 2013		June 30, 2012

Net income applicable to common shareholders	S	14,286	S	13,093	S	1,189	S	2,420
(Income) loss from unconsolidated joint ventures		(148)		(190)		248		540
Gain on hotel acquisition		(12,107)		-		(12,107)		-
Gain on disposition of hotel properties		(1,043)		(6,949)		(1,043)		(11,452)
Loss from impairment of assets		3,723		-		3,723		-
Income (Loss) allocated to noncontrolling interest		210		796		(463)		55
Non-operating interest income		(14)		(15)		(46)		(29)
Distributions to Preferred Shareholders		3,589		3,500		7,433		7,000
Interest expense from continuing operations		11,138		10,442		21,558		21,925
Interest expense from discontinued operations		-		188		-		1,200
Extinguishment of issuance costs upon redemption of series A preferred stock		-		-		2,250		-
Income tax expense		1,438		-		309		-
Deferred financing costs written off in debt extinguishment		284		240		545		246
Depreciation and amortization from continuing operations		16,083		13,924		30,957		27,155
Depreciation and amortization from discontinued operations		204		187		426		456
Acquisition and terminated transaction costs		773		124		776		1,082
Non-cash stock compensation expense		2,439		2,266		4,827		4,399
Straight-line amortization of ground lease expense		1		2		2		36
Real estate taxes expense related to reassessment of prior period assessment		-		-		434		-

Adjusted EBITDA from consolidated hotel operations		40,856		37,608		61,018		55,033

Income (loss) from unconsolidated joint venture investments		148		190		(248)		(540)
Loss on remeasurement of investment in unconsolidated joint ventures		-		224		-		224
Depreciation and amortization of purchase price in excess of historical cost		147		257		301		577
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures		3,850		6,325		5,990		9,634

Adjusted EBITDA from unconsolidated joint venture operations		4,145		6,996		6,043		9,895

Adjusted EBITDA	S	45,001	S	44,604	S	67,061	S	64,928

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                            Page | 12

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:

Ashish Parikh, CFO

Ph: (215) 238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                            Page | 13